AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 16, 2004

                                                   Registration No. 33-_________

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                          _____________________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            O'REILLY AUTOMOTIVE, INC.
                  ____________________________________________
             (Exact Name of Registrant as Specified in its Charter)

        Missouri                                    44-0618012

    __________________                         ___________________________
(State of Other Jurisdiction of                          (I.R.S.
 Incorporation or Organization)                Employer Identification No.)







   233 South Patterson
  Springfield, Missouri                                 65802
__________________________                   ___________________________
 (Address of Principal                               (Zip Code)
   Executive Offices)

            O'Reilly Automotive, Inc. 2003 Employee Stock Option Plan O'Reilly Automotive, Inc. 2003 Director Stock Option Plan
            O'Reilly Automotive, Inc. 1993 Employee Stock Option Plan
                  O'Reilly Automotive, Inc. Stock Purchase Plan
           ___________________________________________________________
                            (Full Title of the Plan)

                                David E. O'Reilly
                      President and Chief Executive Officer
                            O'Reilly Automotive, Inc.
                               233 South Patterson
                           Springfield, Missouri 65802
          ____________________________________________________________
                     (Name and Address of Agent for Service)

                                  (417)862-6708
          ____________________________________________________________
                     (Telephone Number, Including Area Code,
                              of Agent for Service)

                        Copies of All Correspondence to:
                             Robert H. Wexler, Esq.
                         Gallop, Johnson & Neuman, L.C.
                             Interco Corporate Tower
                        101 South Hanley Road, Suite 1600
                            St.Louis, Missouri 63105

-------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE


                                              Amount to be   Proposed maximum offering       Proposed maximum         Amount of
  Title of securities to be registered     registered (1)(5)     price per share (2)      aggregate offering price  registration fee
-----------------------------------------  ----------------  --------------------------  ------------------------  ----------------
Common Stock $.01 par value per share         6,500,000              $36.95                      $240,175,000         $19,430.16
(and associated Preferred Stock Purchase
Rights) (3) (4)
-----------------------------------------  --------------  --------------------------  ------------------------  ----------------


(1) Represents maximum number of additional shares available for issuance under the stock plans covered hereby.

(2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) under the Securities Act of 1933 and is based upon the average of the high and low prices per share of the Registrant's Common Stock as reported by the National Association of Securities Dealers Automated Quotation National Market System on January 9, 2004.

(3) Each share of common stock also represents one common stock purchase right. Common stock purchase rights cannot trade separately from the underlying common stock and, therefore, do not carry a separate price or necessitate an additional fee.

(4) Of the 6,500,000 shares of common stock registered, 4,000,000 shares, with a proposed maximum aggregate offering price of $147,800,000 shall be offered pursuant to the 2003 Employee Stock Option Plan, 200,000 shares, with a proposed maximum aggregate offering price of $7,390,000, shall be offered pursuant to the 2003 Director Stock Option Plan, 300,000, with a proposed maximum aggregate offering price of $11,085,000 shall be offered pursuant to the Stock Purchase Plan and 2,000,000 with a proposed maximum aggregate offering price of $73,900,000 are issuable upon the vesting and exercise of options granted under the 1993 Employee Stock Option Plan.

(5) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Act"), this registration statement shall be deemed to cover additional shares that may be issued to adjust the number of shares issued pursuant to stock option plans as a result of any future stock split, stock dividend or other similar adjustment of the outstanding shares of common stock of O'Reilly Automotive, Inc.

                                       2

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-K, for the year ended December 31, 2002;

(b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003, and the
     Registrant's Current Reports on Form 8-K filed on October 31, 2003, November 12, 2003 and November 19, 2003;

(c) The description of the Registrant's common stock which is contained in the Registrant's Registration Statement on Form S-1 (File No. 33-58948), including any amendment or report filed for the purpose of updating such description; and

(d) The description of the Registrant's Preferred Stock Purchase Rights which is contained in the Registrant's Registration Statement on Form 8-A (File No. 000-21318) filed on June 3, 2002.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

     Sections 351.355(1) and (2) of The General and Business Corporation Law of Missouri (the "Act") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper.

     Section 351.355(3) of the Act provides that, except as otherwise provided in the corporation's articles of incorporation or bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding referred to in subsection (1) or (2) of any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with such action, suit or proceeding. Section 351.355(7) of the Act provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

     Article IX of the Registrant's Restated Articles of Incorporation, as amended (the "Articles of Incorporation") permits the Registrant to enter into agreements with its directors, officers, employees and agents, providing such indemnification as deemed appropriate, up to the maximum extent permitted by law. Article IX of the Restated Articles of Incorporation of the Registrant provides that the Registrant shall extend to its directors and executive officers the indemnification specified in subsections (1) and (2) of the Act and the additional indemnification authorized in subsection (7) of the Act and that it may extend to other officers, employees and agents such indemnification and additional indemnification.

     In addition, Article XI of the Articles of Incorporation states that no director of the Registrant shall be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty by such director as a director, but it does not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 351.345 of the Act, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of Article XI will apply to or have any effect on the liability or alleged liability of any director of the Registrant for or with respect to any acts or omissions of such director prior to such amendment or repeal.

Item 7.  Exemption from Registration Claimed

         Not applicable.


Item 8.  Exhibits

                                  EXHIBIT INDEX
Exhibit
Number    Description
-------   -----------
4.1  Restated  Articles of  Incorporation of the Registrant,  as amended,  filed herewith.

4.2  Amended and Restated Bylaws of the Registrant, as amended, filed as Exhibit
     3.2 to the Registrant's current report on Form 8-K filed on November 12, 2003, are incorporated herein by reference.

4.3  Rights  Agreement,  dated as of May 7, 2002,  between O'Reilly  Automotive,
     Inc. and UMB Bank, N.A., as Rights Agent, including the form of Certificate of Designation, Preferences and Rights as Exhibit A, the form of Rights
     Certificates  as Exhibit B and the Summary of Rights as Exhibit C, filed as
     Exhibit  4.2 to the  Registrant's  Current  Report on Form 8-K dated May 8,
     2002, is incorporated herein by this reference.

5.1  Opinion of Gallop, Johnson & Neuman, L.C., filed herewith.

23.1 Consent of Ernst & Young LLP, filed herewith.

23.2 Consent of Gallop, Johnson & Neuman, L.C., included in Exhibit 5.1, filed herewith.

24   Power  of  Attorney   (included  on  signature  page  of  the  registration
     statement).


99.1 O'Reilly Automotive, Inc. 2003 Employee Stock Option Plan.

99.2 O'Reilly Automotive, Inc. 2003 Director Stock Option Plan.

Item 9.  Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Springfield, state of Missouri, on January 16, 2004.

                                                     O'REILLY AUTOMOTIVE, INC.

                                                  By:/s/ David E. O'Reilly
                                                  ------------------------------
                                                  David E. O'Reilly
                                                  Co-Chairman of the Board and
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of O'Reilly Automotive, Inc., hereby severally and individually constitute and appoint David E. O'Reilly, the true and lawful attorney and agent of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, said attorney and agent to have the power to act and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorney and agent to any and all such amendments and instruments.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Name                                                Title                                    Date
----------------------------       -------------------------------------------------        -----------------

/s/ David E. O'Reilly              Co-Chairman of the Board, Chief Executive                January 16, 2004
----------------------------       Officer and Director (principal executive officer)

David E. O'Reilly

/s/ Lawrence P. O'Reilly           Co-Chairman of the Board and Director                    January 16, 2004
----------------------------
Lawrence P. O'Reilly


/s/ Charles H. O'Reilly, Jr.       Vice-Chairman of the Board and Director                  January 16, 2004
----------------------------
Charles H. O'Reilly, Jr.


/s/ Rosalie O'Reilly Wooten        Director                                                 January 16, 2004
----------------------------
Rosalie O'Reilly Wooten


/s/ James R. Batten                Executive Vice-President of Finance, Chief               January 16, 2004
----------------------------       Financial Officer and Treasurer (principal
James R. Batten                    financial officer)


/s/ Joe C. Greene                  Director                                                 January 16, 2004
----------------------------
Joe C. Green


/s/ Jay D. Burchfield              Director                                                 January 16, 2004
----------------------------
Jay D. Burchfield

/s/ Paul R. Lederer                Director                                                 January 16, 2004
----------------------------
Paul R. Lederer


/s/ John Murphy                    Director                                                 January 16, 2004
----------------------------
John Murphy


/s/ Ronald Rashkow                 Director                                                 January 16, 2004
----------------------------
Ronald Rashkow

                                       7


                                    FORM S-8

                            O'REILLY AUTOMOTIVE, INC.

                                  EXHIBIT INDEX

Exhibit
Number       Description                                                                 Page
-------    ----------------                                                              ----
4.1  Restated  Articles of  Incorporation of the Registrant,  as amended,  filed
     herewith............................................................................   9

4.2  Amended and Restated Bylaws of the Registrant,  filed as Exhibit 3.2 to the
     Registrant's  current  report on Form 8-K filed on November 12,  2003,  are incorporated herein by reference....................................................  NA

4.3  Rights  Agreement,  dated as of May 7, 2002,  between O'Reilly  Automotive,
     Inc. and UMB Bank, N.A., as Rights Agent, including the form of Certificate of  Designation,  Preferences  and  Rights as Exhibit A, the form of Rights
     Certificates  as Exhibit B and the Summary of Rights as Exhibit C, filed as
     Exhibit  4.2 to the  Registrant's  Current  Report on Form 8-K dated May 8,
     2002, is incorporated herein by this reference......................................  NA

5.1  Opinion of Gallop, Johnson & Neuman, L.C., filed  herewith..........................  25

23.1 Consent of Ernst & Young LLP, filed herewith........................................  26

23.2 Consent of Gallop,  Johnson & Neuman,  L.C., included in Exhibit 5.1, filed herewith............................................................................. 25

24   Power  of  Attorney   (included  on  signature  page  of  the  registration
     statement)..........................................................................   6

99.1 O'Reilly Automotive, Inc. 2003 Employee Stock Option Plan...........................  27

99.2 O'Reilly Automotive, Inc. 2003 Director Stock Option Plan...........................  34


                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                EXHIBIT 4.1 - Restated Articles of Incorporation

                                    RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                            O'REILLY AUTOMOTIVE, INC.

     Pursuant to the provisions of the General and Business Corporation Law of Missouri, we, the undersigned officers of O'Reilly Automotive, Inc., hereby execute the following Restated Articles of Incorporation of said corporation and state that the Restated Articles of Incorporation set forth below have been adopted by action duly taken pursuant to Section 351.106, R.S.Mo. 1986, as amended (by the vote in favor thereof by a majority of the outstanding shares entitled to vote). The original Articles of Incorporation of the corporation were filed in the office of the Missouri Secretary of State on August 15, 1957. The name under which the corporation was originally organized was Springfield Supply and Motor Parts, Inc. The incorporators of the corporation and the place of residence of each at the time of incorporation were George N. Lockridge, 6617 Wenonga Terrace, Kansas City, Missouri; Russell W. Baker, 417 West 59th Terrace, Kansas City, Missouri; and Daniel McDonald, 5441 Chadwick, Kansas City, Kansas. These Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation of the corporation as heretofore amended, and supersede the original Articles of Incorporation and all amendments thereto.

                                    ARTICLE I

     The name of this corporation is "O'Reilly Automotive, Inc."

                                   ARTICLE II

     The address of the corporation's registered office in the State of Missouri is 233 South Patterson, Box 1156, Springfield, Missouri, 65805 and the name of its registered agent is C. H. O'Reilly.

                                   ARTICLE III

(a) The aggregate number, class, and par value of shares which the corporation shall have the authority to issue shall be thirty-five million (35,000,000) shares, which shall include thirty million (30,000,000) shares of common stock having a par value of one cent ($.01) per share and five million (5,000,000) shares of preferred stock having a par value of one cent ($.01) per share.

(b) Upon the effectiveness of this Amendment to the Articles of Incorporation, and without any further action on the part of the corporation or its shareholders, each share of common stock, par value $0.50 per share, then issued and outstanding shall be changed and reclassified into 120.15353 fully paid and non-assessable shares of common stock, par value $0.01 per share, and holders of shares of common stock, par value $0.50, shall for all purposes be deemed holders of the number of shares of common stock, par value $0.01 per share, into which such shares shall have been changed and reclassified; provided, that no fractional shares of common stock, par value 0.01 per share, shall be issued pursuant to such change, and an amount of cash equal to the value of any fractional interest created thereby, based upon a valuation of $15.00 per share, shall be paid to a shareholder in lieu thereof. To reflect the change and reclassification provided above, each certificate representing shares of common stock, par value $0.50 per share, theretofore issued and outstanding shall, as soon as practicable after the effective date of this Amendment, be surrendered to the corporation, which as soon as practicable thereafter shall issue a new certificate representing the number of whole shares of common stock, par value $0.01 per share, equal to 120.15353 times the number of shares theretofore held.

(c) The voting power of the corporation shall be vested in the holders of the common stock, who shall be entitled to one vote per share of common stock on all matters to be voted on by the shareholders, except to the extent voting rights are determined for holders of preferred stock by the Board of Directors in accordance with part (e) of this Article III.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
          EXHIBIT 4.1 - Restated Articles of Incorporation (continued)

(d) The Board of Directors may cause shares of preferred stock to issued from time to time, in one or more series and for such consideration (not less than the par value of such shares to be so issued) as the Board of Directors may determine from time to time.

(e) The Board of Directors shall determine the relative rights, preferences, and limitations of each series of preferred stock established pursuant to part (d) of this Article III, including, but not limited to, the following:

     (i) the number of shares constituting that series and its distinctive designation;

     (ii) the dividend rate whether dividends shall be cumulative, and, if so, from which date or dates and the relative rights of priority, if any, of the payment of dividends on shares of that series;

     (iii)whether that series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     (iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion privileges, including the designation of the securities into which such series may be converted, the conversion rate, and provisions for adjustment of the conversion rate upon the occurrence of such events as the Board of Directors shall determine;

     (v) whether or not the shares of the series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (vi) whether the corporation shall establish a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; and

     (vii)the rights of the shares of that series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series.

(f) No holder of any share of stock or other security of the corporation, either now or hereafter authorized or issued, shall have any preferential or preemptive right to acquire additional shares of stock or any other security of the corporation other than such, if any, as the Board of Directors may in its discretion from time to time determine pursuant to the authority conferred by these Articles of Incorporation of the corporation.

(g)  There shall be no right to cumulative voting in the election of directors.

(h) Except as otherwise required by The General and Business Corporation Law of Missouri, whenever the holders of shares of stock of the corporation shall be entitled to vote as a class with respect to any matter, the affirmative vote of a majority of the outstanding shares of such class shall be required to constitute the act of such class.

                                   ARTICLE IV

     The number of directors of the corporation shall be that number that is fixed by, or in the manner provided in, the Bylaws of the corporation; provided, however, that the number of directors of the corporation shall not be less than three. Any changes in the number of directors shall be reported to the Missouri Secretary of State within thirty (30) calendar days of such change. Directors need not be shareholders of the corporation. The Board of Directors shall be divided into three classes, as nearly equal in number as possible, which shall be designated Class I, Class II and Class III. The term of office the initial Class I directors shall expire at the annual meeting of shareholders held in 1994; the term of office of the initial Class II directors shall expire at the annual meeting of shareholders held in 1995; and the term of office of the initial Class III directors shall expire at the annual meeting of shareholders held in 1996. At each annual meeting of shareholders held after 1993, the directors elected to succeed those whose terms then expire shall be elected for a term of three (3) years expiring at the third succeeding annual meeting thereafter.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
          EXHIBIT 4.1 - Restated Articles of Incorporation (continued)

If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes so that the number of directors in each class remains as nearly equal as possible. As used in these Articles of Incorporation, the term "entire Board of Directors" means the directors comprising all three classes into which the Board of Directors has been so divided. Subject to the rights, if any, of the holders of any class of capital stock of the corporation other than common stock then outstanding, any vacancies in the Board of Directors that occur for any reason prior to the expiration of the term of office of the class in which the vacancy occurs, including vacancies that occur by reason of an increase in the number of directors, shall be filled only by the Board of Directors of the corporation, acting by the affirmative vote of a majority of the remaining directors then in office (even if less than a quorum).

                                    ARTICLE V

The corporation shall continue in perpetual existence or until dissolved and liquidated according to law.

                                   ARTICLE VI

The corporation is formed for the following purposes and shall have the following powers:

(a) to distribute and sell automotive aftermarket parts, products, tools, supplies, equipment, and accessories (collectively, "Automotive Products") to all segments of the marketplace, including, without limitation, mechanics, automobile repair shops, automobile dealers, fleet owners, mass and general merchandisers, retail and all other consumers of Automotive Products, and in furtherance thereof, to operate retail stores selling Automotive Products to the public, and to do all things necessary or desirable in furtherance of the foregoing activities; and

(b) to do all other things permitted of corporations pursuant to the provisions of The General and Business Corporation Law of Missouri, as amended from time to time.

                                   ARTICLE VII

     A special meeting of the shareholders may be called only by: (i) the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors; (ii) the Chief Executive Officer of the corporation; or (iii) the Chief Operating Officer of the corporation. At such special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as were specified in the notice thereof.

                                  ARTICLE VIII

     The provisions of Section 351.407 or any other section of The General and Business Corporation Law of Missouri limiting the voting rights of control shares of public corporations that are acquired in a control share acquisition shall not apply to control share acquisitions of shares of the corporation.

                                   ARTICLE IX

(a) The corporation may indemnify any person (other than a party plaintiff suing on his own behalf or in the right of the corporation) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
          EXHIBIT 4.1 - Restated Articles of Incorporation (continued)

Indemnification under this part (a) of Article IX shall be mandatory with respect to any action taken by a person in such person's capacity as a director of this corporation that would otherwise be indemnifiable under this part (a) at the discretion of this corporation.

(b) The corporation may indemnify any person (other than a party plaintiff suing on such person's own behalf or in right of the corporation) who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The indemnification permitted under this part (b) of Article IX shall be mandatory with respect to any action taken by a person in such person's capacity as a director of this corporation that would otherwise be indemnifiable under this part (b) at the discretion of the corporation.

(c) To the extent that an officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in parts (a) and (b) of this Article IX, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the action, suit, or proceeding.

(d) Subject to any applicable court order, any indemnification of a director required under part (a) or part (b) of this Article IX shall be made by the corporation unless a determination is made reasonably and promptly that indemnification of said director is not proper under the circumstances because he has not met the applicable standard of conduct set forth in or established pursuant to this Article IX. Subject to any applicable court order, any indemnification of an officer, employee, or agent of the corporation authorized under part (a) or part (b) of this Article IX shall be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because such person has met the applicable standard of conduct set forth in or established pursuant to this Article IX. Any such determination with respect to indemnification of a director, officer, employee, or agent shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by majority vote of the shareholders; provided that no such determination shall preclude an action brought in an appropriate court to challenge such determination.

(e) Expenses incurred by a person who is or was a director of the corporation in defending a civil or criminal action, suit, or proceeding shall be paid by the corporation in advance of the final disposition of an action, suit, or proceeding, and expenses incurred by a person who is or was an officer, employee, or agent of the corporation in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by or at the direction of the Board of Directors, in either case upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in or pursuant to this Article.

(f) The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled, whether under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(g) Without limiting the other provisions of this Article IX, the corporation is authorized from time to time, without further action by the shareholders of the corporation, to enter into agreements with any director, officer, employee or agent of the corporation providing such rights of indemnification as the corporation may deem appropriate, up to the maximum extent permitted by law. Any agreement entered into by the corporation with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that different of similar agreements may have been or may thereafter be entered into with other directors.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
          EXHIBIT 4.1 - Restated Articles of Incorporation (continued)

(h) Except as may otherwise be permitted by law, no person shall be indemnified pursuant to this Article IX (including, without limitation, pursuant to any agreement entered into pursuant to part (g) of this Article IX) from or on account of such person's conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. The corporation may (but need not) adopt a more restrictive standard of conduct with respect to the indemnification of any employee or agent of the corporation.

(i) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was otherwise serving on behalf or at the request of the corporation as a director, officer, employee, member or agent of another corporation, partnership, joint venture, trust, trade or industry association, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), against any claim, liability or expense asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article IX.

(j)  For the purposes of this Article IX:

     (i) Any director of the corporation who shall serve as a director, officer, or employee of any other corporation, partnership, joint venture, trust, or other enterprise of which the corporation, directly or indirectly, is or was the owner of 20% or more of either the outstanding equity interests or the outstanding voting stock (or comparable interests), shall be deemed to be so serving at the request of the corporation, unless the Board of Directors of the corporation shall determine otherwise. In all other instances where any person shall serve as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise of which the corporation is or was a shareholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as a director, officer, employee, or agent at the request of the corporation, the Board of Directors of the corporation may determine whether such service is or was at the request of the corporation, and it shall not be necessary to show any actual or prior request for such service.

     (ii) References to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee, or agent of a constituent corporation or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.

     (iii)The term "other enterprise" shall include, without limitation, employee benefit plans and voting or taking action with respect to stock or other assets therein; the term "serving at the request of the corporation" shall include, without limitation, any service as a director, officer, employee, or agent of the corporation which imposes duties on or involves services by , a director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have satisfied any standard of care required by or pursuant to this Article IX in connection with such plan; and the term "fines" shall include, without limitation, any excise taxes assessed on a person with respect to an employee benefit plan and shall also include any damages (including treble damages) and any other civil penalties.

(k) Any indemnification rights provided pursuant to this Article IX shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Notwithstanding any other provision in these Articles of Incorporation, any indemnification rights arising under or granted pursuant to this Article IX shall survive the amendment or repeal of this Article IX with respect to any acts or omissions occurring prior to the effective time of such amendment or repeal and persons to whom such indemnification rights are given shall be entitled to rely upon such indemnification rights with respect to such acts or omissions as a binding contract with the corporation.

(l) It is the intention of the corporation to limit the liability to the directors of the corporation, in their capacity as such, whether to the corporation, its shareholders or otherwise, to the fullest extent permitted by law. Consequently, should The General and Business Corporation Law of Missouri or any other applicable law be amended or adopted hereafter so as to permit the

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
          EXHIBIT 4.1 - Restated Articles of Incorporation (continued)

elimination or limitation of such liability, the liability of the directors of the corporation shall be so eliminated or limited to the greatest possible extent without the need for amendment of this Article IX or further action on the part of the Board of Directors or shareholders of the corporation.

                                    ARTICLE X

     The Board of Directors shall have power to adopt, repeal, or amend the By-laws of this corporation and to adopt new or additional By-laws, subject however, to the paramount right of the holders or common stock to limit or divest such power of the Board of Directors, to such extent and for such periods as the holders of common stock at any regular or special meeting shall determine.

     IN WITNESS WHEREOF, the undersigned, David O'Reilly, Vice President, and Ann Drennan, Secretary, of the corporation, have executed these Restated Articles of Incorporation on behalf of the Corporation this 26th day of February, 1993.

                                     O'REILLY AUTOMOTIVE, INC.

                                     By: /s/ David O'Reilly
                                     -------------------------------------------
                                     Vice President and Chief Executive Officer

                                     By: /s/ Ann Drennan
                                     -------------------------------------------
                                     Secretary

STATE OF MISSOURI )
                                    )   SS.
COUNTY OF GREENE  )

     I, Patricia M. Headley, a notary public, do hereby certify that on this 26th day of February, 1993, personally appeared before me David O'Reilly and Ann Drennan, who being by me first duly sworn, declared that they are the persons who signed the foregoing document as officers of the corporation named therein and the statements therein contained are true.

                                     /s/ Patricia M. Headley
                                     -------------------------------------------
                                     Notary Public

My Commission Expires:
January 3, 1995

(Filed and Certificate Issued Mar. 1, 1993)

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
          EXHIBIT 4.1 - Restated Articles of Incorporation (continued)

                                                              Secretary of State
                                                               State of Missouri
                                                                    P.O. Box 778
                                                  Jefferson City, Missouri 65102

                     AMENDMENT OF ARTICLES OF INCORPORATION
                         (To be submitted in duplicate)

     Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1.   The name of the Corporation is O'Reilly Automotive, Inc.

2. An amendment to the Corporation's Restated Articles of Incorporation was adopted by the shareholders at a meeting duly held on May 4, 1999.


3. Section (a) of Article III of the Corporation's Restated Articles of Incorporation is deleted in its entirety, and the following is inserted in its place:

                                   ARTICLE III

     The aggregate number, class and par value of shares which the corporation shall have the authority to issue shall be ninety million (90,000,000) shares of common stock, par value $.01 per share and five million (5,000,000) shares of preferred stock, par value $.01 per share.

4. Of the 21,376,421 shares outstanding, all of such shares were entitled to vote on such amendment.

5.   The number of shares voted for and against the amendment was as follows:

                  16,122,317 shares voted for the amendment;
                  1,080,310 shares voted against the amendment; and 28,027 shares abstained from voting.

6. The amendment changed the number of authorized shares having a par value, and the amount in dollars of authorized shares having a par value as changed is $950,000.

     The amendment did not change the number of authorized shares without par value.

7. The amendment does not provide for an exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
          EXHIBIT 4.1 - Restated Articles of Incorporation (continued)

     IN WITNESS WHEREOF, the undersigned, James R. Batten, has executed this instrument and its Secretary has affixed its corporate seal hereto and attested said seal as of the 20th day of July 1999.


                                    O'REILLY AUTOMOTIVE, INC.
CORPORATE SEAL

                                    By:   /s/ James R. Batten
                                    -------------------------------------
                                    Title:  Vice-President of Finance/CFO
ATTEST:


/s/ Tricia Headley, Secretary
--------------------------------

STATE OF MISSOURI          )
                                    ) SS
COUNTY OF GREENE  )

     I, Cynthia L. Bennett, a Notary Public, do hereby certify that on this 20th day of July, 1999, personally appeared before me James R. Batten, who being by me first duly sworn, declared that he is the Vice-President of Finance and CFO of O'Reilly Automotive, Inc., that he signed the foregoing document as Vice-President of the Corporation, and that the statements therein contained are true.



                                    /s/ Cynthia L. Bennett
                                    -------------------------------------
                                    Notary Public

My commission expires:
January 28, 2003


(Attachment)

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
          EXHIBIT 4.1 - Restated Articles of Incorporation (continued)

                                                              Secretary of State
                                                               State of Missouri
                                                                    P.O. Box 778
                                                  Jefferson City, Missouri 65102


                     AMENDMENT OF ARTICLES OF INCORPORATION
                         (To be submitted in duplicate)


Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

1.   The name of the Corporation is O'Reilly Automotive, Inc.

     The name under which it was originally organized was Springfield Supply and Motor Parts, Inc.

2. An amendment to the Corporation's Restated Articles of Incorporation was adopted by the shareholders at a meeting duly held on May 8, 2001.

3. That the Corporation's Restated Articles of Incorporation be amended by adding the following new Article XI to read as follows:

                                   ARTICLE XI

     No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article XI shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 351.345 of the General Corporation Law of Missouri, or
(iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article XI shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director prior to such amendment or repeal.

4. Of the 51,571,313 shares outstanding, all of such shares were entitled to vote on such amendment.



     The number of outstanding shares of any class entitled to vote thereon as a class were as follows:


       Class                                 Number of Outstanding Shares
     --------                               ------------------------------
      Common                                          51,571,313

5.   The number of shares voted for and against the amendment was as follows:

                  45,584,712 shares of Common stock voted for the amendment 245,164 shares of Common stock voted against the amendment 55,063 shares of Common stock abstained from voting

6. The amendment did not change the number of authorized shares having a par value.

     The amendment did not change the number of authorized shares without par value.

       O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES EXHIBIT 4.1 - Restated
                      Articles of Incorporation (continued)

7. The amendment does not provide for an exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class.


                     [Remainder of Page Intentionally Blank]

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
          EXHIBIT 4.1 - Restated Articles of Incorporation (continued)

     IN WITNESS WHEREOF, the undersigned, David O'Reilly, has executed this instrument and its Secretary has affixed its corporate seal hereto and attested said seal as of the 10th day of May, 2001.


                                                O'REILLY AUTOMOTIVE, INC.

CORPORATE SEAL

                                                By:/s/David O'Reilly
                                                --------------------------------
                                                Title:   CEO

ATTEST:

/s/  Tricia Headley, Secretary
--------------------------------


STATE OF MISSOURI )
                                    ) SS
COUNTY OF GREENE  )

     I, Julie A. Hibler, a Notary Public, do hereby certify that on this 10th day of May, 2001, personally appeared before me David O'Reilly, who being by me first duly sworn, declared that he is the CEO of O'Reilly Automotive, Inc., that he signed the foregoing document as President of the Corporation, and that the statements therein contained are true.


                                                /s/ Julie A. Hibler
                                                --------------------------------
                                                Notary Public
My commission expires:

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
          EXHIBIT 4.1 - Restated Articles of Incorporation (continued)


                   CERTIFICATE OF DESIGNATION, PREFERENCES AND
             RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                            O'REILLY AUTOMOTIVE, INC.


             Pursuant to Section 180 of the General Corporation Law
                            of the State of Missouri


     We, James R. Batten, Vice President and Tricia Headley, Secretary, of O'Reilly Automotive, Inc., a corporation organized and existing under the General Corporation Law of the State of Missouri, in accordance with the provisions of Section 351.046 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Restated Articles of Incorporation of the said Corporation, the said Board of Directors on May 7, 2002, adopted the following resolution creating a series of 900,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Articles of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 900,000.

     Section 2. Dividends and Distributions.

     (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after May 7, 2002 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
          EXHIBIT 4.1 - Restated Articles of Incorporation (continued)

     (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights.

The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating
Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

     (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
          EXHIBIT 4.1 - Restated Articles of Incorporation (continued)

If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

     (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph
(C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

     (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph
(C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph
(C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

     (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the articles of incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the articles of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

     (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4. Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
          EXHIBIT 4.1 - Restated Articles of Incorporation (continued)

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior
     Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

          (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this
     Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares.

Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred tock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 6. Liquidation, Dissolution or Winding Up.

          (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon iquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to $100 per share of Series A Participating referred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient btained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
          EXHIBIT 4.1 - Restated Articles of Incorporation (continued)

          Section 7. Consolidation, Merger, etc.

In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8. No Redemption.

The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

          Section 9. Ranking.

The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

          Section 10. Amendment.

At any time when any shares of Series A Junior Participating Preferred Stock are outstanding, neither the Restated Articles of Incorporation of the Corporation nor this Certificate of Designation shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

          Section 11. Fractional Shares.

Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.


          IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 30th day of May, 2002.


                  Vice President:/s/  James R. Batten
                                 ----------------------------------
                  Attest:/s/Tricia Headley
                         ------------------------------------------
                  Secretary:/s/Tricia Headley
                            ---------------------------------------

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
             EXHIBIT 5.1 - Opinion of Gallop, Johnson & Neuman, L.C.

                         GALLOP, JOHNSON & NEUMAN, L.C.
                                  101 S. Hanley
                            St. Louis, Missouri 63105

                                January 16, 2004


Board of Directors
O'Reilly Automotive, Inc.
233 South Patterson
Springfield, Missouri 65802

       Re: Registration Statement on Form S-8
           O'Reilly Automotive, Inc. 2003 Employee Stock Option Plan
           O'Reilly Automotive, Inc. 2003 Director Stock Option Plan
           O'Reilly Automotive, Inc. 1993 Employee Stock Option Plan, as amended O'Reilly Automotive, Inc. Stock Purchase Plan, as amended

Ladies and Gentlemen:

     We have served as counsel to O'Reilly Automotive, Inc. (the "Company") in connection with the various legal matters relating to the filing on a registration statement of Form S-8 (The "Registration Statement") under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, relating to 4,000,000 shares of common stock of the Company, par value $.01 per share ("Common Stock"), 200,000 shares of Common Stock, 300,000 shares of Common Stock and 2,000,000 shares of Common Stock (collectively, the "Shares"), reserved for issuance in accordance with the O'Reilly Automotive, Inc. 2003 Employee Stock Option Plan, the O'Reilly Automotive, Inc. 2003 Director Stock Option Plan the O'Reilly Automotive, Inc. Stock Purchase Plan, as amended, and the O'Reilly Automotive 1993 Employee Stock Option Plan, as amended, respectively (collectively, the "Plans").

     We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws, as amended, certain resolutions adopted by the Board of Directors of the Company relating to the Plans and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

     Based upon the foregoing, the undersigned is of the opinion that:

     1. The Company is corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri; and

     2. The Shares being offered by the Company, if issued in accordance with the applicable Plan, will be validly issued and outstanding and will be fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in Registration Statement. We also consent to your filing copies of the opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Shares pursuant to the Plan.

                                             Very truly yours,

                                            /s/GALLOP, JOHNSON & NEUMAN, L.C.
                                            ------------------------------------
                                            GALLOP, JOHNSON & NEUMAN, L.C.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                   EXHIBIT 23.1 - Consent of Ernst & Young LLP


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the O'Reilly Automotive, Inc. 2003 Employee Stock Option Plan, the O'Reilly Automotive, Inc. 2003 Director Stock Option Plan, the O'Reilly Automotive, Inc. 1993 Stock Option Plan, and the O'Reilly Automotive, Inc. Stock Purchase Plan of O'Reilly Automotive, Inc. and
subsidiaries of our report dated February 21, 2003, with respect to the consolidated financial statements of O'Reilly Automotive, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.




                                                    /s/ Ernst & Young LLP
                                                    ----------------------------

Kansas City, Missouri
January 13, 2004

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
    EXHIBIT 99.1 - O'Reilly Automotive, Inc. 2003 Employee Stock Option Plan


                            O'REILLY AUTOMOTIVE, INC.
                         2003 EMPLOYEE STOCK OPTION PLAN

I.   Purpose of the Plan.

     The O'Reilly Automotive, Inc. 2003 Employee Stock Option Plan (the "Plan") is intended to provide a means whereby certain key employees of O'Reilly Automotive, Inc., a Missouri corporation (the "Company"), may develop a sense of proprietorship and personal involvement in the development and financial success of the Company and its subsidiaries, and to encourage them to remain with and devote their best efforts to the business of the Company and its subsidiaries, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may make awards to certain employees in the form of stock options ("Options") with respect to shares of the Company's common stock, par value $0.01 per share (the "Stock"). Options may either be nonqualified stock options ("Nonqualified Options") or options ("Incentive Stock Options") that are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

II.  Administration.

     (a) Committee Composition. The Plan shall be administered by a committee of the Board of Directors of the Company (the "Board") consisting of not less than two members of the Board as the Board may appoint (the "Committee"). The members of the Committee shall be "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), and "outside directors" as defined under Section 162(m) of the Code; provided, however, that noncompliance with such qualifications shall not invalidate any grants of Options by the Committee. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee, however caused, shall be filled by the Board. The Committee shall act by a majority of its members in office and the Committee may act either by vote at a telephonic or other meeting or by a consent or other written instrument signed by all of the members of the Committee. If the Committee does not exist, or for any other reason determined by the Board, the Board mat take any action under the Plan that would otherwise be the responsibility of the Committee.

     (b)  Committee  Authority.  The Committee shall have the sole authority to:
          (i) determine the terms and provisions of the Option agreements (the "Agreements") entered into under the Plan; (ii) prepare and distribute, in such manner as the Committee determines to be appropriate, information about the Plan; and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may vary the terms and provisions of the individual Agreements in its discretion. Further, the Committee shall have authority to grant options and to determine the exercise price of the Stock covered by each Option, the terms and duration of each
          Option, the key employees to whom, and the times at which, Options shall be granted, whether the Option shall be a Nonqualified Option or an Incentive Stock Option and the number of shares to be covered by each Option. Notwithstanding the foregoing, the Committee shall not have the authority to make any determination that would be inconsistent with the requirements, restrictions, prohibitions or limitations specified in the Plan.

     (c) Day-to-Day Administration. The day-to-day administration of the Plan may be carried out by such officers and employees of the Company as shall be designated from time to time by the Committee. All expenses and liabilities incurred by the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons, and the Committee, the Board, the Company and the officers and employees of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. The interpretation and construction by the Committee of any provision of the Plan and any determination by the Committee under any provision of the Plan shall be final and conclusive for all purposes. Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the fullest extent permitted by law. The members of the Committee shall be named as insureds in connection with any directors and officers liability insurance coverage that may be in effect from time to time.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                  EXHIBIT 99.1 - O'Reilly Automotive, Inc. 2003
                     Employee Stock Option Plan (Continued)

III. Shares Subject to the Plan.


     The aggregate number of shares that may be issued under the Plan shall not exceed 4,000,000 shares of Stock plus all shares authorized under the 1993 Employee Stock Option Plan not covered by an option on the date such plan expires. No more than 1,000,000 shares of Stock may be subject to Options that are intended to be "performance-based compensation" (as that term is used for purposes of Section 162(m) of the Code) granted to any one individual during any calendar year, regardless of when such shares are deliverable. The shares of Stock issuable under the Plan may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares that remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan and the expiration of all Options granted under the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan and the outstanding Options. If any Option, in whole or in part, expires or terminates unexercised or is cancelled or forfeited, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan. The aggregate number of shares that may be issued under Options granted under the Plan and any maximums set forth in this Plan shall be subject to adjustment as provided in Article V hereof. The issuance of Stock pursuant to the exercise of an Option shall result in a decrease in the number of shares of Stock that may thereafter be available for purposes of the Plan by the number of shares as to which the Option is exercised or cancelled.

IV.  Grants of Options.

     (a) Type and Number. Options granted under the Plan shall be of such type (Nonqualified Option or Incentive Stock Option) and for such number of shares of Stock and subject to such terms and conditions as the Committee shall designate. The Committee may grant Options at any time and from time to time through, but not after, May 6, 2013, to any individual eligible to receive the same. For purposes of the Plan, the date on which an Option is granted is referred to herein as the "Grant Date."

     (b) Option Agreement. Options granted pursuant to the Plan shall be evidenced by Agreements that shall comply with and be subject to the terms and conditions set forth in this Section IV and may contain such other provisions, consistent with the Plan, as the Committee shall deem advisable. Each Agreement shall state the total number of shares of Stock that are subject to the Option. References herein to "Agreements" shall include, to the extent applicable, any amendments to such Agreements.

     (c)  Persons Eligible to Receive Options.

          (i) Only key employees of the Company or its subsidiaries shall be eligible to receive Options under the Plan. In granting Options to an employee, the Committee shall take into consideration the contribution the employee has made or may make to the success of the Company or its subsidiaries and such other considerations as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other employees of the Company and its subsidiaries with regard to these matters. In no event shall any employee, his legal representatives, heirs, legatees, distributees, or successors have any right to participate in the Plan, except to such extent, if any, as the Committee shall determine.

          (ii) Options may be granted under the Plan from time to time in substitution for stock options and stock appreciation rights granted by other corporations (the "Acquired Corporation") to their employees who become key employees of the Company or of any of its subsidiaries as a result of a merger or consolidation of the Acquired Corporation with the Company or any such subsidiary, or the acquisition by the Company or a subsidiary of all or substantially all of the assets of the Acquired Corporation or the acquisition by the Company or a subsidiary of stock of the Acquired corporation.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                  EXHIBIT 99.1 - O'Reilly Automotive, Inc. 2003
                     Employee Stock Option Plan (Continued)


          (d)  Exercise Price.

               (i) The exercise price of each share of Stock covered by each Option ("Exercise Price") shall not be less than one hundred percent (100%) of the Market Value Per Share (as defined below) of the Stock on the date the Option is granted; provided, however, if and when an Incentive Stock Option is granted and the employee receiving the Incentive Stock Option owns or will be considered to own by reason of
                    Section 424(d) of the Code more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (a "10% Shareholder"), the Exercise Price of the Stock covered by such Incentive Stock Option shall not be less than one hundred and ten percent (110%) of the Market Value Per Share of the Stock on the Grant Date of the Incentive Stock Option.

               (ii) "Market Value Per Share" of the Stock shall mean: (A) if the
                    Stock is not publicly traded, the amount determined by the Committee on the date of the grant of the Option; (B) if the Stock is traded only otherwise than on a securities exchange and is not quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the closing quoted selling price of the Stock on the date of grant of the Option as quoted in "pink sheets" published by the National Daily Quotation Bureau; (C) if the Stock is traded only otherwise than on a securities exchange and is quoted on NASDAQ, the closing quoted selling price of the Stock on the date of grant of the Option, as reported by the Wall Street Journal; or (D) if the Stock is admitted to trading on a securities exchange, the closing quoted selling price of the Stock on the date of grant of the Option, as reported in the Wall Street Journal.

          (e)  Exercisability of Options.

               (i) An Option may be exercisable in installments or otherwise upon such terms as the Committee shall determine when the Option is granted. The Committee may fix such waiting and/or vesting periods, exercise dates or other limitations as it shall deem appropriate with respect to Options granted under the Plan including, without limitation, making the exercisability thereof contingent upon the achievement of specific goals. Notwithstanding the foregoing, however, in no event shall an Option, or any portion thereof, be exercisable until at least six months after the date of grant of such Option.

               (ii) The Committee at any time:  (A) may  accelerate  the time at which any Option granted hereunder is exercisable or otherwise vary the terms of an Option, notwithstanding the fact that such variance may cause the Option to be treated as a Nonqualified Option; (B) in the case of a Nonqualified Option, may permit the transferability of such Option and may remove any restrictions or conditions to which a Nonqualified Option is subject; and (C) subject to the consent of the optionee, may convert an outstanding Incentive Stock Option to a Nonqualified Option if it deems such conversion to be in the best interest of the optionee.

               (iii)No Option shall be exercisable  (and any attempted  exercise shall be deemed null and void) if such exercise would create a right of recovery for "short-swing profits" under Section 16(b) of the Act, unless the optionee pays the Company the amount of such "short-swing profits" at the time of the exercise of the Option.

               (iv) To the  extent  that the  aggregate  Market  Value Per Share
                    (determined at the Grant Date) of Stock with respect to which Incentive Stock Options (determined without regard to this sentence) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its subsidiaries) exceeds One Hundred Thousand Dollars ($100,000), such excess portion of such Incentive Stock Options shall be treated as Nonqualified Options (this sentence shall be applied by taking Incentive Stock Options into account in the order in which they were granted).


          (f)  Method of Exercise and Payment of Exercise Price.

               (i) Options may be exercised by giving written notice to the Company stating the number of shares for which the Option is being exercised, accompanied by payment in full of the Exercise Price relating to the shares with respect to which the Option is so exercised.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                  EXHIBIT 99.1 - O'Reilly Automotive, Inc. 2003
                     Employee Stock Option Plan (Continued)

               (ii) The full Exercise Price for the shares with respect to which the  Option  is  being  exercised  shall be  payable  to the
                    Company: (A) in cash or by check payable and acceptable to the Company; (B) subject to the approval of the Committee, by tendering to the Company shares of Stock owned by the optionee having an aggregate Market Value Per Share as of the date of exercise that is not greater than the full Exercise Price for the shares with respect to which the Option is being exercised, provided that such shares shall have been then owned by the optionee for a period of at least six months prior to such exercise, and by paying any remaining amount of the Exercise Price as provided in (A) above; or (C) subject to the approval of the Committee and to such instructions as the Committee may specify, at the optionee's written request the Company may deliver certificates for the shares of Stock for which the Option is being exercised to a broker for sale on behalf of the optionee, provided that the optionee has irrevocably instructed such broker to remit directly to the Company on the optionee's behalf the full amount of the Exercise Price from the proceeds of such sale; provided, however, that in the case of an Incentive Stock Option, (B) and (C) above shall apply only if Committee approval is given on or prior to the Grant Date and the Agreement expressly provides for such optional payment terms. In the event that the optionee elects to make payment as allowed under clause (B) above, the Committee may, upon confirming that the optionee owns the number of shares of Stock being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the optionee (or not require surrender of) the certificate for the shares of Stock being tendered upon the exercise. Payment instruments will be received subject to collection.

               (iii)Notwithstanding   any  other  provision  of  the  Plan,  the
                    Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange, the NASDAQ or similar entity. If the employee fails to timely accept delivery of and pay for the shares specified in such notice, the Committee shall have the right to terminate the Option with respect to such shares.

          (g)  Term.

               (i) The term of each Option shall be determined by the Committee at the Grant Date; provided, however, that each Option shall, notwithstanding anything in the Plan or any Agreement to the contrary, expire not more than ten years (five years with respect to an Incentive Stock Option granted to an employee who is a 10% Shareholder) from the Grant Date or, if earlier, the date specified in the Agreement.

               (ii) In the event an individual's employment with the Company and its subsidiaries shall terminate for reasons other than: (i) retirement in accordance with the terms of a retirement plan of the Company or one of its subsidiaries ("Retirement");
                    (ii) permanent disability (as defined in Section 22(e)(3) of the Code); or (iii) death, the individual's Options shall terminate as of the date of such termination of employment and shall not be exercisable to any extent as of and after such time.

               (iii)If any  termination  of  employment  is due to Retirement or permanent disability, the individual shall have the right to exercise any Option at any time within the 12-month period (three-month period in the case of Retirement for Options that are Incentive Stock Options) following such termination of employment, but only to the extent that the Option was exercisable immediately prior to such termination of employment. Notwithstanding any other provision contained in the Plan or the Agreements, if the termination of employment is due to retirement, and such retiring individual at the time of his or her retirement (A) is at least fifty-five
                    (55) years of age, and (B) the sum of the individual's age and years of service to the Company is equal to or greater than eighty (80) years, then all outstanding options granted to such retiring individual shall automatically become immediately exercisable within such 12-month period (three month period in the case of Options that are Incentive Stock Options).

               (iv) Whether any  termination  of employment is due to Retirement or permanent disability and whether an authorized leave of absence or absence for military or government service or for other reasons shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee in its sole discretion.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                  EXHIBIT 99.1 - O'Reilly Automotive, Inc. 2003
                     Employee Stock Option Plan (Continued)


               (v) If an individual shall die while entitled to exercise an Option, the individual's estate, personal representative or beneficiary, as the case may be, shall have the right to exercise the Option at any time within the 12-month period following the date of the optionee's death, to the extent that the optionee was entitled to exercise the same on the day immediately prior to the optionee's death.

               (vi) The right of an  individual  to  exercise  an  Option  shall terminate to the extent that such Option is exercised.

V.   Corporate Transactions and Adjustment.

     (a) Effect on Corporate Actions. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board of Directors or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company with or into another entity, any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

     (b) Adjustment. The shares with respect to which Options may be granted are shares of Stock as presently constituted. If, however, the number of outstanding shares of Stock are increased or decreased, or such shares are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar transaction, the aggregate number of shares of Stock subject to the Plan and any maximums set forth in Section III hereof, and the shares of Stock subject to issued and outstanding Options under the Plan shall be appropriately and proportionately adjusted by the Committee. Any such adjustment in an outstanding Option shall be made without change in the aggregate Exercise Price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option.

     (c) No Adjustment Upon Issuance of Securities. Except as may otherwise be expressly provided in the Plan, the issuance by the Company of shares of capital stock of any class or securities convertible into shares of capital stock of any class for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares of capital stock or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock available under the Plan or subject to Options theretofore granted or the Exercise Price per share with respect to outstanding Options.

     (d) Final Determination. Adjustments under this Section shall be made by the Committee whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan or in connection with any such adjustment.

     (e) Automatic Termination of Plan and Options. Notwithstanding anything to the contrary contained in this Section V, upon: (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation, or (iii) a sale of substantially all of the assets of the Company, the Plan shall terminate, and any outstanding Options granted under the Plan shall terminate on the day before the consummation of the transaction;
          provided that the Committee shall have the right, but not the obligation, to accelerate the time in which any Options may be exercised prior to such a termination. However, the termination of such Options shall not occur if provision is made in writing in connection with the transaction, in a manner acceptable to the Committee, for: (A) the continuance of the Plan and assumption of outstanding Options, (B) the substitution for such Options of new options to purchase the stock of a successor corporation (or parent or subsidiary thereof), with appropriate adjustments as to number and kind of shares and option price or (C) other treatment of the Options acceptable to the Committee. The Committee shall have the authority to amend this paragraph to provide for a requirement that a successor corporation assume any outstanding Options.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                  EXHIBIT 99.1 - O'Reilly Automotive, Inc. 2003
                     Employee Stock Option Plan (Continued)


VI.  Term of Plan.

     No Option shall be granted pursuant to the Plan after ten (10) years from the earlier of the date of adoption of the Plan by the Board of the Company or the date of approval by the Company's shareholders. Notwithstanding the foregoing, if a longer term is permitted with respect to the duration of an incentive stock option plan under law, the Board may extend the term of this Plan to a term not to exceed the longest term permitted with respect to an incentive stock option plan.

VII. Amendment and Termination of Plan.

     (a) Authority to Amend and Terminate. The Board may, from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment to the Plan shall be approved by a majority of the shareholders of the Company if the amendment would (i) materially increase or decrease the benefits accruing to participants under the Plan; (ii) increase or decrease the number of shares of Stock which may be issued under the Plan, except as permitted under the provisions of Section V above; or (iii) materially modify the requirements as to eligibility for participation in the Plan.

     (b) Consent of Optionholder Required. Subject to the provisions in Section V above, no amendment, suspension or termination of this Plan shall, without the consent of the optionee, alter or impair any rights or obligations under any Option granted to such optionee under the Plan.

VIII. Effective Date of Plan.

     The Plan shall become effective upon adoption by the Board and approval by the Company's shareholders; provided, however, that prior to approval of the Plan by the Company's shareholders but after adoption by the Board, Options may be granted under the Plan subject to obtaining such approval.

IX.  Preemption by Applicable Laws and Regulations.

     Anything in the Plan or any Agreement entered into pursuant to the Plan to the contrary notwithstanding, if, at any time specified herein or therein for the making of any determination with respect to the issuance or other distribution of shares of Stock, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either the Company or the optionee (or the optionee's beneficiary), as the case may be, to take any action in connection with any such determination, the issuance or distribution of such shares or the making of such determination shall be deferred until such action shall have been taken.

X.   Miscellaneous.

     (a) Taxes and Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the optionee, through the surrender of shares of Stock that the optionee already owns, or through the surrender of shares of Stock to which the optionee is otherwise entitled under the Plan.

     (b) No Employment Contract. Nothing contained in the Plan shall be construed as conferring upon any optionee the right to continue in the employ of the Company or any of its subsidiaries.

     (c) Employment with Subsidiaries. Employment by the Company for the purpose of this Plan shall be deemed to include employment by, and to continue during any period in which an employee is in the employment of, any subsidiary.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                  EXHIBIT 99.1 - O'Reilly Automotive, Inc. 2003
                     Employee Stock Option Plan (Continued)


     (d) No Rights as a Shareholder. An optionee shall have no rights as a shareholder with respect to shares covered by such optionee's Option until the date of the issuance of shares to the optionee upon the optionee's exercise of the Option. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance.

     (e) No Right to Corporate Assets. Nothing contained in the Plan shall be construed as giving any optionee, such optionee's beneficiaries or any other person any equity or other interest of any kind in any assets of the Company or any subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company or any subsidiary and any such person. Any optionee shall have only a contractual right to shares of Stock as set forth in the Agreement, unsecured by any assets of the Company or any subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any subsidiary shall be sufficient to pay any benefits to any person.

     (f) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action that is deemed by the Company or such subsidiary to be appropriate or in its best interests, whether or not such action would have an adverse effect on the Plan or any Option made under the Plan. No optionee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

     (g) Limitations on Transfer. Except as designated by the optionee by will or by the laws of descent and distribution, neither an optionee nor an optionee's beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such optionee's or beneficiary's interest arising under the Plan or any Option received under the Plan, nor shall such interest be subject to seizure for the payment of an Optionee's or beneficiary's debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of an optionee's or beneficiary's bankruptcy or insolvency and to the extent any such interest arising under the Plan or an Option received under the Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the agreement evidencing such Option.

     (h) Application of Funds. The proceeds received by the Company from the sale of shares of Stock pursuant to the Plan shall be used for general corporate purposes.

     (i) Elections in Writing. Unless otherwise specified herein, each election required or permitted to be made by any optionee or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     (j) Governing Law; Construction. All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Missouri without regard to the principles of conflicts of laws. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                    EXHIBIT 99.2 - O'Reilly Automotive, Inc.
                        2003 Director Stock Option Plan



                            O'REILLY AUTOMOTIVE, INC.
                         2003 DIRECTOR STOCK OPTION PLAN

I.   Establishment and Purpose.

     O'Reilly Automotive, Inc. hereby establishes a stock option plan to be named the 2003 O'Reilly Automotive, Inc. Director Stock Option Plan. The purpose of the Plan is to provide (a) further inducement to qualified persons to become and remain Eligible Directors of the Company, and (b) additional incentive to Eligible Directors of the Company by encouraging them to acquire shares of Stock upon the exercise of Options granted hereunder in return for services rendered by them to the Company, thereby increasing such Eligible Directors' proprietary interest in the business of the Company; thereby furthering the interest of the Company and its shareholders.

II.  Definitions.

     (a) "Act" means the Securities and Exchange Act of 1934, as amended from time to time.

     (b)  "Board" means the Board of Directors of the Company.

     (c) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

     (d) "Committee" means the Committee of the Board consisting of not less than two members of the Board as the Board may appoint.

     (e) "Company" means O'Reilly Automotive, Inc., a corporation organized and existing under the laws of the State of Missouri.

     (f) "Eligible Director" means a director of the Company who is not otherwise an officer or employee of the Company or of any subsidiary thereof.

     (g) "Fair Market Value" of the Stock shall mean: (A) if the Stock is not publicly traded, the amount determined by the Committee on the date of the grant of the Option; (B) if the Stock is not traded on a securities exchange and not quoted on the NASDAQ, the closing quoted selling price of the Stock on the date of grant of the Option as quoted in "pink sheets" published by the National Daily Quotation Bureau; (C) if the Stock is not traded on a securities exchange but is quoted on the NASDAQ, the closing quoted selling price of the Stock on the date of grant of the Option, as reported by the Wall Street Journal; or (D) if the Stock is admitted to trading on a securities exchange, the closing quoted selling price of the Stock on the date of grant of the Option, as reported in the Wall Street Journal.

     (h)  "Option" means an option granted under this Plan to acquire Stock.

     (i)  "Optionee" means the person to whom an Option is granted.

     (j) "Option Agreement" means an agreement issued to each Eligible Director with respect to each Option.

     (k)  "Option  Date" means the date as of which an Option is granted,  which
          shall  be  the  first   business  day  after  the  annual  meeting  of
          Shareholders of the Company .

     (l)  "NASDAQ"  means  the  National   Association  of  Securities   Dealers
          Automated Quotation System.

     (m) "Plan" means the 2003 O'Reilly Automotive, Inc. Director Stock Option Plan.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                    EXHIBIT 99.2 - O'Reilly Automotive, Inc.
                  2003 Director Stock Option Plan (Continued)

     (n) "Post-Death Representative(s)" means the executor(s) or administrator(s) of the Optionee's estate or the person or persons to whom the Optionee's rights under his or her Option pass by the Optionee's will or the laws of the descent and distribution.

     (o) "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Act, as amended from time to time, or any successor rule.

     (p) "Stock" means authorized and unissued shares of $0.01 per value common stock of the Company or reacquired shares of such common stock held in its treasury.

III. Administration.

     (a) The Plan shall be administered by the Committee. The members of the Committee shall be "Non-Employee Directors" within the meaning of Rule 16b-3 Act, provided, however, that noncompliance with such qualifications shall not invalidate any grants of Options by the Committee. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee, however caused, shall be filled by the Board. The Committee shall act by a majority of its members in office and the Committee may act either by vote at a telephonic or other meeting or by a consent or other written instrument signed by all of the members of the Committee. If the Committee does not exist, or for any other reason determined by the Board, the Board mat take any action under the Plan that would otherwise be the responsibility of the Committee.

     (b) Subject to and not inconsistent with the express provisions of the Plan, the Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions under the Plan. Without limiting the generality of the foregoing, the Committee shall have full power and authority (i) to determine all questions of fact that may arise under the Plan, (ii) to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan and (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, any rules that the Committee determines are necessary or appropriate to ensure that the Company and the Plan will be able to comply with all applicable provisions of any applicable federal, state or local law. All interpretations, determinations and actions by the Committee will be final and binding upon all persons, including the Company, Eligible Directors and Optionees.

IV.  Shares Subject to the Plan.

     (a) Subject to the provisions of Section 10 hereof, the Stock which may be issued pursuant to the exercise of Options granted under the Plan shall not exceed in the aggregate 200,000 shares of Stock, plus all shares authorized under the 1993 Director Stock Option Plan not covered by an option on the date such plan expires.

     (b) At any time during the existence of the Plan, there shall be reserved for issuance upon the exercise of Options granted under the Plan an amount of Stock (subject to adjustment as provided in Section 10 hereof) equal to the total number of share then issuable pursuant to all such Option grants which shall have been made prior to such time. The Company in its discretion may use reacquired shares held in the treasury in lieu of authorized but unissued shares.

     (c) If an Option terminates, in whole or in part, by expiration or for any other reason except exercise of such Option, the shares previously reserved for issuance upon grant of the Option shall again be available for issuance as if such shares had never been subject to an Option.

V.  Granting of Options.

     (a) Each person who is an Eligible Director on the Option Date shall receive Options to acquire 10,000 shares of Stock at a per share purchase price equal to the per share Fair Market Value of the Stock on the Option Date, provided, however, that no grant shall be made to any Eligible Director who is first elected a director of the Company at the annual meeting of the shareholders immediately preceding the Board meeting on the Option Date.

     (b) Each Eligible Director may also be granted Options from time to time upon approval by the full Board.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                    EXHIBIT 99.2 - O'Reilly Automotive, Inc.
                  2003 Director Stock Option Plan (Continued)

          (c) All Options granted under the Plan shall be granted as of an Option Date. Promptly after each Option Date, the Company shall notify the Optionee of the grant of the Option, and shall hand deliver or mail to the Optionee an Option Agreement, duly executed by and on behalf of the Company, with the request that the Optionee execute and return the Option Agreement within thirty days after the Option Date. If the Optionee shall fail to execute and return the written Option Agreement within said thirty-day period, his or her Option shall be automatically terminated, except that if the Optionee dies within said thirty-day period, such Option Agreement shall be effective notwithstanding the fact that it has not been signed prior to death.

     (d) Options granted under the Plan will not be incentive stock options within the meaning of Section 422 of the Code.

VI.  Terms of Options.

Notwithstanding any other provision of the Plan, each Option shall be evidenced by an Option Agreement, which shall include the substance of the following terms and conditions:

     (a) The option price for each share of Stock covered by an Option shall be an amount equal to 100% of the Fair Market Value of a share of Stock on the Option Date of such Option.

     (b) The Option by its terms shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or regulations thereunder. The designation of a beneficiary does not constitute a transfer. The Option shall be exercisable, during the Optionee's lifetime, only by the Optionee.

     (c) The Option by its terms shall be immediately exercisable as to any or all shares and may be exercised at any time and from time to time.

     (d) Each Option granted under the Plan and all unexercised rights thereunder shall expire automatically upon the earlier of (i) the date on which an Optionee ceases to hold office as a director of the Company for any reason other than retirement, death or disability,
          (ii) the date that is three months following the effective date of the Optionee's retirement from service on the Board, (iii) the date that is one year following the date on which the Optionee's service on the Board of Directors of the Company ceases due to death or disability, and (iv) the seventh anniversary date of the Option date.

VII. No Right to Remain a Director.

The grant of an Option shall not create any right in any person to remain as a director of the Company.

VIII. Exercise of Options.

     (a) An Option may be exercised in whole or in part except as otherwise may be provided in the Option Agreement, by giving written notice to the Company stating the number of shares of Stock for which the Option is being exercised, accompanied by payment in full of the aggregate purchase price for the shares of Stock being purchased. Payment of the aggregate purchase price for the shares of Stock may be made (i) in cash or by check payable and acceptable to the Company for the full amount of the purchase price of the shares with respect to which the Option is exercised, (ii) subject to the approval of the Committee, upon delivery to the Company on the exercise date of certificates representing shares of Stock, owned by the Optionee for longer than six months and registered in the Optionee's name, having a Fair Market Value on the date of such exercise and delivery equal to the full amount of the purchase price of the shares with respect to which the Option is exercised, (iii) at the Optionee's written request and subject to the approval of the Committee and to such instructions as the Committee may specify, in accordance with a cashless exercise program pursuant to which the Company may deliver certificates for the shares of Stock for which the Option is being exercised to a broker for sale on behalf of the Optionee, provided that the Optionee has irrevocably instructed such broker to remit directly to the Company on the Optionee's behalf the full amount of such purchase price from the proceeds of such sale, or (iv) a combination of (i) and (ii) that collectively equals the full amount of the purchase price of the shares with respect to which the Option is exercised.

     (b) An Optionee shall have none of the rights of a shareholder with respect to shares of Stock subject to his or her Option until shares of Stock are issued to him or her upon the exercise of his or her Option.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                    EXHIBIT 99.2 - O'Reilly Automotive, Inc.
                  2003 Director Stock Option Plan (Continued)

IX.  General Provisions.

The Company shall not be required to issue or deliver any certificate for shares of Stock to an Optionee upon the exercise of his or her Option:

     (a) Prior to (i) if requested by the Company, the filing with the Company by the Optionee or the Optionee's Post-Death Representative of a representation in writing that at the time of such exercise that it is his or her then present intention to acquire the shares of Stock being purchased for investment and not for resale, and/or (ii) the completion of any registration or other qualification of such shares of Stock under any state or federal securities laws or rulings or regulations of any governmental regulatory body which the Company shall determine to be necessary or advisable; and

     (b) Unless such issuance or delivery would comply with all applicable laws and the applicable requirements of any securities exchange, the NASDAQ or similar entity.

X.  Adjustment Provisions.

     (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company with or into another entity, any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company for any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

     (b) The shares with respect to which Options may be granted are shares of Stock as presently constituted. If, however, the number of outstanding shares of Stock are increased or decreased, or such shares are exchanged for a different number or kind of shares or securities of the Company through a reorganization, merger, recapitalization, reclassification, stock dividend, stock split, number of shares of Stock subject to the Plan as provided in Section 4 hereof, and the shares of Stock subject to issuance under outstanding Options under the Plan shall be appropriately and proportionately adjusted by the Committee. Any such adjustment in an outstanding Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option.

     (c) Except as may otherwise be expressly provided in the Plan, the issuance by the Company of shares of capital stock of any class or securities convertible into shares of capital stock of any class for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares of capital stock or other securities, and in any case such shares of capital stock or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock available under the Plan or subject to Options theretofore granted or the purchase price per share with respect to outstanding Options.

     (d) Adjustments under this Section 10 be made by the Committee whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan or in connection with any such adjustment.

     (e) Notwithstanding anything to the contrary contained in this Section 10, upon: (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation, or (iii) a sale of substantially all of the assets of the Company, the Plan shall terminate, and any outstanding Options granted under the Plan shall terminate on the day before the consummation of the transaction; provided that the Committee shall have the right, but not the obligation, to accelerate the time in which any Options may be exercised prior to such a termination. However, the termination of such Options shall not occur if provision is made in writing in connection with the transaction, in a manner acceptable to the Committee, for: (A) the continuance of the Plan and assumption of outstanding Options, (B) the substitution for such Options of new options to purchase the stock of a successor corporation (or parent or subsidiary thereof), with appropriate adjustments as to number and kind of shares and option price, or (C) other treatment of the Options acceptable to the Committee. The Committee shall have the authority to amend this paragraph to provide for a requirement that a successor corporation assume any outstanding Options.

                   O'REILLY AUTOMOTIVE, INC.AND SUBSIDIARIES
                    EXHIBIT 99.2 - O'Reilly Automotive, Inc.
                   2003 Director Stock Option Plan (Continued)

XI.  Duration, Amendment and Termination.

     (a) The Board may at any time terminate the Plan or make such amendments thereof as it shall deem advisable and in the best interests of the Company, without further action on the part of the shareholders of the Company; provided, however, that no such termination or amendment shall, without the consent of the Optionee, adversely affect or impair the rights of such Optionee, and provided further, that no amendment requiring shareholder approval in order to meet the requirements of Rule 16b-3 shall be effective unless such shareholder approval is obtained, and provided, further that the provisions relating to eligible persons, the amount and price of awards and the timing of awards may not be amended more than once every six months except to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, or the rules thereunder. (b) The period during which Options may be granted under the Plan shall terminate on May 6, 2013, unless the Plan earlier shall have been terminated as provided above.

XII. Withholding.

     The Company shall have the right to deduct from payments of any kind otherwise due to the Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options under the Plan.

XIII. Shareholder Approval.

The Plan shall become effective upon adoption by the Board and approval by the Company's shareholders; provided, however, that prior to approval of the Plan by the Company's shareholders but after adoption by the Board, Options may be granted under the Plan subject to obtaining such approval.